                                                                   Exhibit 10.15

                                SALE AGREEMENT
                                --------------

This AGREEMENT made this                       day of                 One
                         ---------------------        ---------------
Thousand Nine Hundred and Ninety six.

BETWEEN

(1) MR SUNIL WADHWANI residing at 930 Osage Road, Pittsburgh, PA 15243, U.S.A.
(2) MR. ASHOK TRIVEDI residing at 1446 Peterson Place, Pittsburgh, PA 15241, U.S.A. all residents of United States of America, (hereinafter collectively referred to as "the Sellers" which expression unless the context otherwise requires includes its successors and assigns).

AND

MASTECH CORPORATION a Corporation organised under the laws of the state of Pennsylvania in the United States of America and having its offices at 1004, Mckee Road, Oakdale, PA 15071, USA (hereinafter referred to as "the Purchaser" which expression unless the context otherwise requires includes its successors and assigns).

WHEREAS the Sellers are the beneficial and registered holders of 270,000 (Two hundred seventy thousand) equity shares of Indian Rupees 10 (the "Sale Shares") each in Mascot Systems Private Limited (hereinafter referred to as "the Indian Company"), a company incorporated under the Indian Companies Act, 1956 and having its registered office at 401 to 410, "C" Wing, Mittal Tower, 47/6, Mahatma Gandhi Road, Bangalore - 560 001.

AND WHEREAS the individual shareholding of the Sellers is more specifically stated in the Annexure to this agreement.

AND WHEREAS the Sellers are desirous of selling the Sale Shares with the rights attached thereto and free from any encumbrances and the Purchaser has expressed its desire to acquire the same.

BY THIS AGREEMENT IT IS HEREBY AGREED THAT

1. The Sellers shall sell and the Purchaser shall acquire the Sale Shares on clear understanding that the said shares are free from encumbrances on terms and conditions hereinbelow mentioned.

2. The purchase of the Sale Shares is subject to the appropriate approvals, if any, required under the exchange control regulations of India from the Reserve Bank of India and/or other authorities in India.

3.   (a)  The consideration for sale of the Sale Shares is as follows:

          1. Mr. Sunil Wadhwani    Indian Rupees 2,970,000    [Rupees Two million nine
                                                              hundred seventy thousand only]

          2. Mr. Ashok Trivedi     Indian Rupees 2,970,000    [Rupees Two million nine
                                                              hundred seventy thousand only]

     (b) The consideration shall be paid in equivalent US dollars within such time and as agreed to between the Parties hereto and not later than one month from the date of approval referred to in clause (2) above.

4. As the Purchaser requires prior approval of the Reserve Bank of India to acquire the Sale Shares and be entered as a shareholder in the Indian company, it is agreed between the Parties hereto that the Purchaser shall make the necessary application to the Reserve Bank of India in the prescribed form, and agree to comply with the relevant requirements of the exchange control regulations of India.

5. As the Sellers require the prior permission of the Reserve Bank of India to transfer the Sale Shares, the Sellers shall address appropriate letters to the Reserve Bank of India, seeking such approval which letters shall be handed over to the Purchaser for submission to the Reserve Bank of India togetherwith the application referred to in para 4 above.

6. The Sellers are responsible for the payment of tax on capital gains arising on the sale of the Sale Shares whether it arises in India or in the United States of America and agree to make the payment in advance or on assessment as required by the laws of the respective countries.

7. The Purchaser shall meet all costs for acquisition of the Shares including without limiting stamp duty, if any.

8. The Purchaser acknowledges that it has not entered into this agreement in reliance on any representations other than those contained in this agreement.

9. This agreement embodies the entire understanding of the Parties in respect of the matter contained or referred to in it and there are no promises, terms, conditions or obligations, oral or written, express or implied other than those contained in this agreement.

10. No variation or amendment of this agreement shall be valid unless committed to writing and signed by both the parties.

This Agreement will be governed by the laws of the United States of America.

IN WITNESS HEREOF the Parties hereto have executed this Agreement on the date, day and year hereinabove mentioned.

SIGNED on behalf of the said
MASTECH CORPORATION
by SUNIL WADHWANI, CHAIRMAN
in the presence of


-------------------------


SIGNED by the said
SUNIL WADHWANI,
in the presence of


-------------------------


SIGNED by the said
MR. ASHOK TRIVEDI
in the presence of


-------------------------

Pr:Saleagre.doc

                                   ANNEXURE

Individual shareholding of Sellers in Mascot Systems Private Limited.
--------------------------------------------------------------------------------

i)   Ledger Folio of Shares     :             Three

     Shareholder(s)             :             Mr. Sunil Wadhwani

     Father/Husband's
     Name                       :             Mr. Teckchand Wadhwani

     Residential Address        :             930 Osage Road,
                                              Pittsburgh,
                                              PA 15243, U.S.A.

     Description, Nominal
     value and Number of
     of Shares Held             :             135,000 (One hundred thirty
                                                       five Thousand)
                                              Equity shares of Rs.10/- each

ii)  Ledger Folio of Shares     :             Four

     Shareholder(s)             :             Mr. Ashok Trivedi

     Father/Husband's
     Name                       :             Mr. Amar Nath Trivedi

     Residential Address        :             1446 Peterson Place,
                                              Pittsburgh,
                                              PA 15241, U.S.A.

     Description, Nominal
     value and Number of
     of Shares Held             :             135,000 (One Hundred thirty
                                                       five Thousand)
                                              Equity shares of Rs.10/- each